Exhibit 10.4
THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT to Credit Agreement (this “Amendment”) is entered into as of April 29, 2025, by and between the Lenders party hereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”), GRID DYNAMICS HOLDINGS, INC., a Delaware corporation (the “Borrower”), and the other Loan Parties party hereto.
Recitals
A.The Administrative Agent, the Lenders, the Borrower, and the other Loan Parties have entered into that certain Credit Agreement dated as of March 15, 2022 (as the same may be amended, restated, amended and restated, supplemented or modified from time to time, including pursuant to that certain First Amendment to Credit Agreement dated as of March 14, 2025, and that certain Second Amendment to Credit Agreement dated as of April 15, 2025, the “Credit Agreement”).
B.The Lenders have extended credit to the Borrower for the purposes permitted in the Credit Agreement.
C.The Borrower, the Lenders, and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.
2.Amendment to Credit Agreement – Section 1.01 (Defined Terms). The following defined term and its definition appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:
“Revolving Credit Maturity Date” means May 30, 2025, (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.
3.Limitation of Amendments.
3.1The amendments set forth in this Amendment, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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Exhibit 10.4
4.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:
4.1(a) The representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Default or Event of Default has occurred and is continuing;
4.2The Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement;
4.3The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement have been duly authorized;
4.4The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, do not and will not contravene (a) any Requirement of Law binding on or affecting the Borrower, (b) any contractual restriction with a Person binding on the Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on the Borrower, or (d) the organizational documents of the Borrower, other than in the cases of clauses (a), (b) and (c), where such contravention has not had and would not reasonably be expected to have a Material Adverse Effect;
4.5The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (a) such as have been obtained or made and are in full force and effect and (b) those approvals, consents, registrations, filings or other actions, the failure of which to obtain or make has not had and would not reasonably be expected to have a Material Adverse Effect; and
4.6This Amendment has been duly executed and delivered by the Borrower and is the binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
6.Intentionally Omitted.
7.Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full in the discretion of the Administrative Agent of each of the following conditions (the “Amendment Effective Date”):
7.1The Administrative Agent shall have received a copy of this Amendment, duly executed and delivered by the Borrower; and
7.2The Borrower shall have paid all outstanding costs and expenses owed to the Administrative Agent and the Lenders pursuant to, and in accordance with, the Credit Agreement, including, without limitation, all fees, charges and disbursements of counsel for Lender.
8.Electronic Signatures. Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed pdf., or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions

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contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.Ratification, etc. Except as expressly amended or otherwise modified hereby, the Credit Agreement, each other Loan Document and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document. The Loan Parties hereby ratify and reaffirm the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by the Loan Parties pursuant to the Loan Documents to which it is a party to the Administrative Agent, for the benefit of the Lenders, as collateral security for the Secured Obligations, and acknowledges that all of such Liens and security interests, granted, pledged or otherwise created as security for the Secured Obligations continue to be and remain collateral security for the Secured Obligations from and after the Amendment Effective Date.
10.Reference to and Effect on the Credit Agreement.
10.1Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and (b) each reference in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.
10.2Except as specifically waived, amended or otherwise modified above, the terms and conditions of the Credit Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
10.3The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.
11.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its laws of conflicts).
[Balance of Page Intentionally Left Blank]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWER:
GRID DYNAMICS HOLDINGS, INC.

By:	/s/ Anil Doradla
Name:	Anil Doradla
Title:	Chief Financial Officer

GUARANTOR:
GRID DYNAMICS INTERNATIONAL LLC

By:	/s/ Anil Doradla
Name:	Anil Doradla
Title:	Secretary

TACIT KNOWLEDGE, INC.

By:	/s/ Anil Doradla
Name:	Anil Doradla
Title:	Chief Financial Officer and Secretary

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Zachary Quan
Name:	Zachary Quan
Title:	Authorized Officer

REQUIRED LENDERS:

JPMORGAN CHASE BANK, N.A., individually and as Issuing Bank and Lender

By:	/s/ Zachary Quan
Name:	Zachary Quan
Title:	Authorized Officer

[Signature Page to Third Amendment to Credit Agreement]